MINING USUFRUCT AGREEMENT

                                with Respect to

              Prospecting for and Exploration and Exploitation of

                              Natural Gas and Oil

                                    between

                             THE STATE TREASURY OF
                             THE REPUBLIC OF POLAND

                                      and

                      LUBEX PETROLEUM COMPANY Sp. zo o.o.




     This Agreement is entered into this 20th day of December, 1996 by and between the STATE TREASURY OF THE REPUBLIC OF POLAND (herein the "Treasury"), represented by the Minister of Environmental Protection, Natural Resources and Forestry Mr. Stanistaw Zelichowski (herein the "Minister")

and

LUBEX PETROLEUM COMPANY Sp. z o.o., a Polish limited liability company, with its seat at Wal Miedzeszynski 646, 03-994 Warszawa, Poland, entered into the Commercial Register kept by the District Court in Warsaw, under number 48161 (herein the "Company"), represented by Mr. David N. Pierce.

     WHEREAS, the Company desires to explore for and exploit Natural Gas and Oil in the Republic of Poland; and

     WHEREAS, the Company, through its parent company, has the experience, financial and technical ability and resources, and professional expertise efficiently to explore for, develop and exploit Natural Gas and Oil in the Republic of Poland; and

     WHEREAS, the ownership of all Natural Gas and Oil existing in its natural condition within the territory of the Republic of Poland belongs to the Treasury;

     NOW, THEREFORE, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 The following terms when used in this Agreement shall have the meaning ascribed to them in the Geological and Mining Law as in effect on the date of this Agreement:

     Exploration
     Exploitation
     Geological Documentation
     Mineral Deposit
     Mining Area
     Prospecting

     1.2 The following terms when used in this Agreement shall have the meaning ascribed to them hereunder:

          1.2.1 "Block" means the areas specified in Schedule "A". At the effective date of this Agreement there are eight (8) Blocks, identified in Schedule "A" hereto as Blocks 255, 275, 295, 296, 316, 336, 337 and 338.

          1.2.2 "Joint Concession" or "Joint Concessions" means the Concessions granted under the Geological and Mining Law for Prospecting for and the Exploration and Exploitation of Natural Gas and Oil of the type referred to in Article 24 of the Geological and Mining Law.

          1.2.3 "Concession Effective Date" as to any particular Joint Concession means the date on the Minister signs the Joint Concession.

          1.2.4 "Concession Operations" means all or any of the operations covered by the applicable Joint Concession.

          1.2.5 "Exploitation Period" means the thirty (30) years beginning on the first day after the end of the Second 3-Year Exploration Period, and with respect to any individual Mining Area from which Natural Gas or Oil in paying quantities is then being recovered, such Exploitation Period can be extended from year to year so long as Natural Gas or Oil is being produced therefrom in paying quantities.

          1.2.6 "Exploration Period" means the First 3-Year Exploration Period and the Second 3-Year Exploration Period.

          1.2.7 "First 3-Year Exploration Period" means the three (3) years beginning on the Concession Effective Date of the last Joint Concession issued to the Company for all eight (8) Blocks specified in Schedule "A".
          1.2.8 "Second 3-Year Exploration Period" means the three (3) years beginning on the first day after the end of the First 3-Year Exploration Period.

          1.2.9 "Mining Usufruct Area" means the Block or Blocks described in Schedule "A" excluding any portion thereof in respect of which the Company's rights hereunder are from time to time relinquished or surrendered by the Company.

          1.2.10 "Oil" means mineral oil, asphalt, ozokerite and all kinds of hydrocarbons and bitumens, both in solid and in liquid form, in their natural state or obtained from Natural Gas by condensation or extraction.

          1.2.11 "Designated Entity" means an entity designated by the Minister to represent it for certain purposes under this Agreement as set forth in Article XVII.

          1.2.12 "Natural Gas" or "Gas" means hydrocarbons that are in a gaseous state under normal atmospheric conditions of temperature and pressure, including wet gas, dry gas, casinghead gas and all other gaseous hydrocarbons including the residue gas remaining after the condensation or extraction of liquid hydrocarbons from gas, but excluding condensed or extracted liquid hydrocarbons.

          1.2.13 "Parties" means the Treasury and the Company, and "Party" means either of the Parties.

          1.2.14    "Geological and Mining Law" means the Act of February 4th,
     1994.
                                   ARTICLE II
                        ESTABLISHMENT OF MINING USUFRUCT

     2.1 The Minister acting on behalf of the Treasury, as the sole owner of the Mineral Deposits, hereby establishes in favor of the Company a mining usufruct in the Mining Usufruct Area regarding the Prospecting for, Exploration and Exploitation of Natural Gas and Oil. Such right is of an exclusive nature.

     2.2 The mining usufruct with respect to each of the eight (8) Blocks is subject to the Company obtaining a Joint Concession covering such Block. The Minister agrees to use its best efforts leading to the issuance of Joint Concessions covering all of the Blocks and leading to the designation and approval of Mining Area boundaries which may be requested by the Company from time to time.

                                  ARTICLE III
                       GRANT OF RIGHTS AND EFFECTIVENESS

     3.1 This Agreement is effective when executed by both Parties, but may be terminated after sixty (60) days' written notice by the Company if the eight (8) Joint Concessions referred to in Article 2.2 are not granted within four (4) months after the Company submits the eight (8) concession applications.

     3.2 This Agreement shall terminate if no Joint Concession is granted, or upon the expiry or withdrawal of the last Joint Concession granted to the Company within the Mining Usufruct Area, or as otherwise provided by law.

     3.3 The duration of this Agreement shall be for so long as any Joint Concession granted to the Company within the Mining Usufruct Area remains in effect.

                                   ARTICLE IV
                                  WORK PROGRAM

     4.1 The Company will commence ifs work program not later than thirty (30) days after the beginning of the First 3-Year Exploration Period.

     4.2  Geological and Geophysical Evaluation

          4.2.1 The Company will carry out and complete a regional evaluation within one or more Blocks during the first twenty-four (24) months of the First 3-Year Exploration Period. This evaluation will include the following:

               a. compile, examine, interpret and process existing seismic data;
               b.   compile and interpret existing well data;
               c. compile, process and interpret existing potential field data;
               d. integrate seismic, well and potential field data in a regional report;
               e.   identify prospective ("target") reservoir horizons;
               f. identify structural or structural-stratigraphic traps ("potential drill sites").

          4.2.2 The Company will carry out and complete an initial prospect delineation during the First 3-Year Exploration Period, during which it will:

               a.   determine optimal seismic acquisition parameters; and
               b.   acquire 2D or 3D seismic data over 500 km of seismic lines;

     4.3 During the First 3-year Exploration Period the Company will drill one well to the depth necessary to test a Carboniferous/Devonian objective, which is estimated to be 2,000 to 3,000 meters. The first well may be located anyplace within the Mining Usufruct Area at the discretion of the Company.

     4.4 Unless the Company has relinquished all of its interest in the Mining Usufruct Area on or before the end of the First 3-Year Exploration Period, then during the Second 3-year Exploration Period the Company will drill at least one well in each of the Blocks, excluding the Blocks which have been relinquished on or before the end of the First 3-Year Exploration Period and the Blocks in which a well was drilled during the First 3-Year Exploration Period. Each of such wells shall be drilled to the depth necessary to test a Carboniferous/Devonian objective, which is estimated to be 2,000 to 3,000 meters.

                                   ARTICLE V
                          DESIGNATION OF MINING AREAS

     5.1 During the term of this Agreement, the Company may discover Natural Gas and Oil deposits which it believes can be extracted profitably, in which such case the Company shall prepare appropriate documents and request:

          5.1.1. approval of the Geological Documentation by the appropriate agency of the state geological administration; and

          5.1.2 a separate decision from the concessionary agency regarding the detailed conditions for extracting the Natural Gas and Oil.
     5.2 The Mining Area shall be designated based on geological documentation and it will include the entire surface area within the contour of the deposit of Natural Gas and Oil demonstrated by available seismic, gravity and well data.

     5.3 The Company shall have the right to extract and exploit Natural Gas and Oil upon approval of Geological Documentation and designation of a Mining Area.

                                   ARTICLE VI
                   OWNERSHIP OF DATA AND NATURAL GAS AND OIL

     6.1 Ownership of all information and data obtained as a result of Concession Operations shall be vested in the Company. The Company shall, however, provide the Minister with the information and reports described in
Article 8.5 and 8.6.

     6.2 Ownership of all Natural Gas and Oil produced by the Company from the Mining Usufruct Area shall pass to the Company at the wellhead.

     6.3 After a Concession Effective Date the Company will have access to and the right to copy, free of cost other than reasonable costs of reproduction and handling, all geological, geophysical, geochemical, drilling, engineering, well logs, and other information and data relating to Natural Gas and Oil owned or possessed by the Treasury or the Minister in relation to such Block.

                                  ARTICLE VII
                                 RELINQUISHMENT

     7.1 The Company shall relinquish part or parts of the Mining Usufruct Area as follows:

          7.1.1 At the end of the Second 3-Year Exploration Period the Company shall relinquish all of the lands within the Mining Usufruct Area which are not within the boundaries of any Mining Areas that have been designated for Exploitation or duly applied by the Company for such designation.

          7.1.2 The Company may relinquish all or part of the Mining Usufruct Area upon expiration of the First 3-Year Exploration Period and at any time during the Second 3-Year Exploration Period subject to fulfillment of any accrued obligations.

     7.2 The areas to be relinquished under this Article shall be determined by the Company, provided that areas to be relinquished shall be of sufficient size and convenient shape to enable activities to be carried out thereon by others. The Company shall give notice in writing to the Minister of said area(s) no later than thirty (30) days prior to the end of the relevant period, including a map showing said area(s) with the geographic location and the coordinates of the connecting points of the boundary lines. The Minister shall advise the Company within fifteen (15) days of such notice whether it agrees with the area(s) selected for relinquishment in accordance with the aforementioned criteria relating to size and shape.


                                  ARTICLE VIII
                             CONDUCT OF OPERATIONS

     8.1 The Company is responsible for the conduct of the Concession Operations contemplated by this Agreement and the Joint Concessions and is to provide all capital, machinery, equipment, technology and personnel necessary for the conduct of Concession Operations.

     8.2 The Company shall conduct the Concession Operations diligently and in accordance with the laws of Poland and good international petroleum industry practices as designed to permit the economic, efficient and safe exploration for, and development and production of, Natural Gas and Oil.

     8.3 The Minister will endeavor to provide the Company with assistance as described below when the Minister believes it is in the best interest of the Company to do so, but failure to provide the described assistance will not result in an extension of time in which the Company is to perform the relevant obligations, nor create any liability or responsibility on the part of the Treasury.

          8.3.1 The Minister will assist the Company in its application for and insofar as possible in granting by national and local Polish government of permissions required for the performance of Concession Operations, including, but not limited to, licenses, permits, approvals, authorizations, consents, visas, work permits, surface rights and easements.

          8.3.2 The Minister will assist in obtaining and providing to the Company such general information as may be reasonably required by the Company for planning and executing projects incidental to Concession Operations.

     8.4 In addition to all other notices and reports required by law, the Company shall notify the Minister in advance (two months in advance, if possible) of all significant scheduled field activities, such as geological and geophysical surveys and drilling. The Company shall also notify the Minister in advance (two months in advance, if possible) of abandonment of any wells that have been in production. In the event such advance notice is not practical, or in the event of emergency, the Company shall notify the Minister within forty-eight (48) hours following such event.

     8.5 The Company shall provide to the Minister or to the Designated Entity, as defined in Article XVII, data and information collected and compiled with respect to Concession Operations in the Mining Usufruct Area, as follows:

         8.5.1 one set of geological reports, studies, or interpretations and the maps, sections and other documents related thereto;

         8.5.2 one set of all geophysical recordings, measurements and reports, with all maps profiles, sections, interpretations, studies, and other documents relating thereto, and copies of recordings (tapes or otherwise and all supporting data);

               8.5.3 one set of final well reports and composite logs representiing the lithology and other parameters relating to each well drilled;

          8.5.4 a representative portion of all cores, samples, fluids and other materials taken from outcrops and wells; and

          8.5.5 one set of fluid measurements, analyses or other results in final form produced by or for the Company in connection with Concession Operations

All of such information shall be kept confidential by the Minister or the Designated Entity for a period of one year after it is provided.

     8.6 The Company shall make such other reports to the Minister in such form, detail, and at such tune as the Minister may reasonably require with respect to exploration, production, employment or training, or such other matters related to the conduct of Concession Operations hereunder, provided, however, that the Minister's requests for such reports shall not interfere unreasonably with the Company's ability to carry out Concession Operations efficiently or necessitate any undue expense. Pursuant to the above mentioned determination, the Company shall submit monthly to the Minister a report of the progress of the work and a short memorandum of the results thereof.

     8.7 The Company shall give prompt written notice to the Minister in the event of any change of the Company's name, organizational form, increase or decrease of the Company's capital structure, petition for bankruptcy, restructuring of debt, or liquidation. The Minister may request any necessary clarification in these matters.

                                   ARTICLE IX
                      PROTECTION OF ENVIRONMENT AND SAFETY

     9.1 The Company shall conduct Concession Operations in accordance with the laws of Poland and good international petroleum industry practice relating to the protection of the environment, including but not necessarily limited to the following:

          9.1.1 The Company shall in particular take all commercially reasonable steps required by Polish law and good international petroleum industry practice to.

              a. ensure that its operations minimize ecological damage or destruction;
               b. control the flow and prevent the avoidable escape or waste of Natural Gas and Oil or ground water discovered in or produced from the Mining Usufruct Area;
               c. prevent damage to Natural Gas and Oil or ground water bearing strata; and
               d. prevent damage to land, fresh water supplies, animal life, flora, crops, buildings or other structures.

          9.1.2 If there is a release of Natural Gas or Oil or other material on land, fresh water, or any other form of pollution or other harm to fresh water, land, animal life or flora as a result of Concession Operations, the Company shall promptly take all necessary measures to control the pollution, to clean up any Natural Gas and Oil or released material, or to repair, to the extent commercially feasible, any damage resulting from such circumstances.

          9.1.3 In the event of an emergency the Company shall notify the Minister immediately and shall take such action as may be prescribed by the appropriate governmental authority and otherwise act in accordance with good international petroleum industry practice.

          9.1.4 The Company shall take steps to ensure restoration of the operating environment upon termination of the Joint Concessions. The Company shall provide the Minister a copy of the plans for restoration of the operating environment that are required by law.

                                   ARTICLE X
                            EMPLOYMENT AND TRAINING

     10.1 Subject to the applicable provisions of law, the Company shall be free to employ such personnel and sub-contractors as it may choose for the purpose of carrying out the Concession Operations. To the extent the Company deems it reasonable and prudent to do so, and as far as is consistent with efficient operations and with the Company's responsibility for the conduct of the Concession Operations, in recruiting employee candidates the Company shall give preference to Polish citizens who are qualified by education, training and experience to conduct the tasks for which they are considered; and in selecting subcontractors to carry out the Concession Operations in the Republic of Poland the Company shall give preference to Polish sub-contractors, provided they are competitive in terms of quality, cost, and the ability to meet required schedules.

     10.2 The Company shall provide such training as it deem appropriate for Polish citizens employed directly or indirectly in the Concession Operations during term of this Agreement.

     10.3 Notwithstanding the above, the Company will spend US$ 25,000 per year during the Exploration Period on training of Polish citizens, as directed by the Minister. The amounts and kinds of such expenditures thereafter shall be determined from time to time by further agreement between the Company and the Minister.

                                   ARTICLE XI
                                   ASSIGNMENT

     11.1 The Company has the right to assign or transfer all or part of its rights and obligations under this Agreement to any affiliate or third party, subject to the requirement that the Company obtain the prior written consent of the Treasury, which consent shall not be unreasonably withheld or delayed provided that the Minister shall be satisfied that any such assignee shall be technically and financially able to carry out the terms and conditions of this Agreement.

     11.2 A change of ownership of the Company's shares shall not be considered an assignment or transfer of rights under this Agreement.

                                  ARTICLE XII
                                 FORCE MAJEURE

     12.1 Performance under this Agreement by the Company or the Treasury shall be excused in the event such performance is delayed or prevented by acts of Force Majeure. Acts of Force Majeure are events beyond the reasonable control of the Party claiming to be affected by any such event, which have not been brought about at its insistence and include, but are not limited to, war, insurrection, riot, civil disorder, embargo, blockade, explosion, fire, lightening, earthquake or other adverse weather conditions, strikes, non-availability of equipment or any other event of a similar nature, whether or not of the same type or kind. The foregoing is based on the proviso, however, that the Company or the Treasury, as the case may be, shall be required to use reasonable diligence to seek to overcome the obstacle and resume performance within a reasonable time after the obstacle is removed.

     12.2 If Concession Operations are delayed, curtailed or prevented by such causes, then the time for carrying out the obligations affected thereby, the duration of the relevant period of Concession Operations, the term of this Agreement, and all rights and obligations hereunder, all shall be extended for a period equal to the delay caused by the Force Majeure occurrence plus such period of time as is necessary to reestablish operations.

     12.3 The Party whose ability to perform its obligations is so affected shall notify forthwith the other Party thereof in writing stating the cause, and the Parties shall do all that is reasonably within their power to remove such cause.

                                  ARTICLE XIII
                                  TERMINATION

     13.1 The Company may relinquish all or any part of its rights and be relieved of the related obligations under this Agreement on 60 days' notice to the Minister.

     13.2 In the event the Company takes an action or fails to take an action which results in a material breach of this Agreement, then within ninety
(90) days of receiving written notice from the Minister of such alleged material breach the Company shall take action reasonably intended to remedy such alleged breach. If within the time allowed the Company fails to take remedial action, then this Agreement may be terminated by the Minister on behalf of the Treasury on 60 days' written notice.

     13.3      Should the Company dispute the existence of circumstances in
Article 13.2, the Company may refer the dispute at any time before the end of ninety (90) days after receipt of the notice of termination from the Minister to arbitration as provided by Article XIV and termination of the Agreement by the Minister on behalf of the Treasury shall not take effect except under the terms of any arbitration award which results.
     13.4 Termination under this Article XIII shall take place without prejudice to any right which may have accrued to the Treasury or the Company under the Agreement prior to such termination.

                                  ARTICLE XIV
                                  ARBITRATION

     14.1 Any dispute as to any matter or operation arising out of or in connection with this Agreement, including, without limitation, any dispute as to the validity, construction, enforceability or breach of this Agreement shall be exclusively and finally settled by arbitration, and any Party may submit such a dispute to arbitration.

     14.2 Arbitration proceedings shall be conducted by three (3) arbitrators in accordance with the Rules of UNCITRAL, the United Nations Commission on International Trade Law.

     14.3 Unless otherwise agreed in writing by the Parties, the third arbitrator appointed pursuant to Article 14.2 shall not be a national of Poland or of the same nationality as the main shareholder(s) of Company.

     14.4      In any arbitration proceeding hereunder:

          14.4.1 proceedings shall, unless otherwise agreed in writing by the Parties, be held in Warsaw, Poland;

          14.4.2 the Polish language shall be the official language for all purposes; and
          14.4.3 the decision of the majority of the arbitrators shall be final and binding and shall be enforceable in any court of competent jurisdiction.

     14.5 In case of arbitration, the Parties shall continue their performance of this Agreement unless it is impossible to do so for reason of Force Majeure or unless the Company's rights hereunder have been expropriated, nationalized or otherwise taken.

     14.6 The costs of arbitration shall be borne in the manner determined by the arbitration tribunal.

     14.7 Each of the Parties hereby irrevocably waives any and all claims to immunity in regard to the arbitration proceedings and any proceedings to enforce, recognize or execute any arbitral award rendered by a tribunal constituted pursuant to this Agreement including, without limitation, immunity from service of process, immunity from jurisdiction of any court, and immunity of such of his property as is of a commercial nature from execution.

                                   ARTICLE XV
                        GOVERNING LAW AND STABILIZATION

     15.1 This Agreement shall be governed by the laws of Poland and international treaties which Poland has adopted.

     15.2 The Minister on behalf of the Treasury acknowledges that the Company has entered into this Agreement in reliance on the Polish law as in existence on the date the Company executes this Agreement, particularly the laws and ordinances relating to royalties, taxation, the export of Oil, the sale of Natural Gas, and the repatriation of profits. The Minister on behalf of the Treasury hereby represents that all rights granted to the Company hereunder are in conformity with Polish law as in effect on the date the Company executes this Agreement, as such law applies to the Company. In the event that any change to the law of Poland occurs or the Government takes any other action which restricts, divests or limits any rights or benefits accruing to the Company or which increases the Company's obligations or costs of operation under this Agreement or under the law of Poland, the Company may, at any time thereafter so notify the Minister in writing. Promptly upon receipt of such notice, the Minister and the Company shall meet to negotiate in good faith and agree upon the modifications which need to be made to the terms of this Agreement to restore the Company's rights and benefits to a level equal to what they would have been had such change not occurred, or upon such other remedy as they agree may be appropriate. In the event the Parties are unable to agree within ninety
(90) days after the Company's notice to the Minister upon the modifications which are needed to the Agreement or upon such other remedy as may be required, then either Party may at any time thereafter refer the matter or matters in dispute to arbitration pursuant to Article XIV.

                                  ARTICLE XVI
                     MINING USUFRUCT FEES & OTHER PAYMENTS

     16.1 The Company shall pay the Treasury a mining usufruct fee as follows:

          16.1.1 The Company shall pay the Polish zloty equivalent of US$ 2,500 per each Block within 30 days from obtaining the eight Joint Concessions covering the entire Mining Usufruct Area;

          16.1.2 Moreover, the Company will be obligated to pay the Treasury a mining usufruct fee in Zlotys based on the market value of the reserves in place. The fee will be negotiated by the Treasury and the Company within the range of 0.01 to 0.5 per mil of market value of the reserves in place as determined in accordance with standard international petroleum industry engineering criteria. The mining usufruct fee shall:

               a. apply to only so much of the reserves that can be extracted using conventional primary recovery methods;
               b. be negotiated and determined with respect to each Mining Area at the time the boundaries thereof are designated pursuant to
          Article 5.2 above; and
               c. be payable in five consecutive annual installments, commencing on the date such Mining Area is designated.

          16.1.3 The mining usufruct fee shall be paid to the following bank account:

               Ministry of Environmental Protection, Natural Resources and Forestry,
               Biuro Administracyjno -Budzetowe
               NBP O/O Warszawa
               account # 1052-680-223-1
               title: 28.31.3996  Section 64 - mining usufruct;

          or such other account as the Minister may notify to the Company in writing.

     16.2 The concession fee referred to in Article 85 of the Geological and Mining Law of February 4, 1994 shall amount to the zloty equivalent of US$ 25,000 per each Joint Concession covering one Block, of which US$ 12,500 shall be payable within 30 days from obtaining the Joint Concession and 12,500 shall be payable within 30 days from expiration of the First 3-Year Exploration Period. The Company may be relieved from payment of the second part of the concession fee with respects to the Blocks it shall relinquish in accordance with Article 7.1.1 above. 60 percent of the fee shall constitute the revenue of the local authorities on whose territory the activities under the Joint Concession are to be conducted and the remaining 40 percent shall constitute the revenue of the National Fund for Environmental Protection and Water Management.

     16.3 The Company envisages that it will spend the equivalent of US$ 2,000,000 to US$ 4,000,000 during the First 3-Year Exploration Period and US$ 4,000,000 to US$ 10,000,000 during the Second 3-Year Exploration Period.

                                  ARTICLE XVII
                               DESIGNATED ENTITY

     17.1 The Minister may designate an entity of its choice to represent the Minister for the purposes of receipt and safekeeping of reports, interpretations, maps, data, cores, samples, and other information.

     17.2 The appointment of a Designated Entity notwithstanding, the Treasury shall remain responsible to the Company for all of its obligations to the Company as provided herein.

     17.3 The Minister shall notify the Company in writing of its naming of the Designated Entity, of the specific purpose to which such designation relates, and of all communication and other details which the Company requires to know about such Designated Entity. Such notification shall be made in good time to enable the Company to comply with its obligations hereunder and so as not to disrupt or delay Concession Operations.
                                 ARTICLE XVIII
                                    NOTICES

     18.1 All notices, applications, requests, agreements, approval, consents, instructions, delegations, waivers or other communications to be given, submitted or made hereunder by any Party to another shall be sufficiently given if in writing and delivered in person to an authorized representative of the Party to whom such notice is directed or when sent by registered post, postage paid, or by telegram, telex, facsimile or cable, to the address or addressee of the other Party as follows, or to such other address as a Party may specify in writing to the other:

     for the Treasury    Jacek Wroblewski, Director
     or the Minister:    Bureau of Geological Concessions
                         Ministry of Environmental Protection,
                         Natural Resources and Forestry
                         52/54 Wawelska Street
                         00-922 Warsaw
                         Facsimile: 25-15-03

     for the Company:    Jozef Rokicki
                         Lubex Petroleum Company, Sp. z o.o.
                         Wal Miedzeszynski 646
                         03-994 Warszawa Poland
                         Facsimile: 671-66-40, 671-97-72

     18.2 Notices when given in terms of Article 18.1 shall be made in the Polish language shall be effective when delivered, if delivered during business hours of working days; if received outside business hours such notices shall be effective on the next following working day.

     IN WITNESS WHEREOF, the representatives of the Parties of this Agreement being duly authorized have hereunto set their hands and have executed these presents this 20th day of December, 1996.

The Minister of Environmental Protection, Natural Resources and Forestry of The Republic of Poland


by: /s/  Dr. Krzysztof Szamalek
Secretary State

Lubex Petroleum Company, Sp. z o.o.


by: /s/ David N. Pierce
Member of the Management Board


                                 SCHEDULE "A "
                MAP AND COORDINATES OF THE MINING USUFRUCT AREA

In the event of conflict between the coordinates specified below and the map attached hereto, the coordinates shall control.

The Mining Usufruct Area shall include all of the lands within Blocks 255, 275, 295, 296, 316, 336, 337 and 338. The coordinates of the Blocks are as follows:

Block 255        21.00'00"     21.30'00"
                 52.00'00"     52.00'00"

                 21.00'00"     21.30'00"
                 51.45'00"     51.45'00"

Block 275        21.00'00"     21.30'00"
                 51.45'00"     51.45'00"

                 21.00'00"     21.30'00"
                 51.30'00"     51.30'00"

Block 295        21.00'00"     21.30'00"
                 51.30'00"     51.30'00"

                 21.00'00"     21.30'00"
                 51.15'00"     51.15'00"

Block 296        21.30'00"     22.00'00"
                 51.30'00"     51.30'00"

                 21.30'00"     22.00'00"
                 51.15'00"     51.15'00"

Block 316        21.30'00"     22.00'00"
                 51.15'00"     51.15'00"

                 21.30'00"     22.00'00"
                 51.00'00"     51.00'00"

Block 336        21.30'00"     22.00'00"
                 51.00'00"     51.00'00"

                 21.30'00"     22.00'00"
                 50.45'00"     50.45'00"

Block 337        22.00'00"     22.30'00"
                 51.00'00"     51.00'00"

                 22.00'00"     22.30'00"
                 50.45'00"     50.45'00"

Block 338        22.30'00"     23.00'00"
                 51.00'00"     51.00'00"

                 22.30'00"     23.00'00"